UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Home Loan Servicing Solutions, Ltd.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2013

Dear Fellow Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of Home Loan Servicing Solutions, Ltd. which will be held at the offices of Walkers Global located at 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, on Monday, May 6, 2013, at 9:00 a.m., Eastern Standard Time. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. We urge you to complete your proxy card in one of the manners described in the accompanying materials even if you plan to attend the Annual Meeting. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend.

Your continued support of and interest in Home Loan Servicing Solutions, Ltd. is sincerely appreciated.

Sincerely,

/s/ William C. Erbey
William C. Erbey Chairman of the Board of Directors

HOME LOAN SERVICING SOLUTIONS, LTD.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue,

George Town, Grand Cayman KY1-9005, Cayman Islands

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 6, 2013

NOTICE

Our Annual Meeting of Shareholders will be held:

Date:	Monday, May 6, 2013

Time:	9:00 a.m., Eastern Standard Time

Location:	Walkers Global 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands

PURPOSE

•	To elect six (6) Directors for one (1) year terms or until their successors are elected and qualified;

•

To ratify the appointment by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of Home Loan Servicing Solutions, Ltd. for the fiscal year ending December 31, 2013;

•	To hold an advisory vote to approve executive compensation;

•	To hold an advisory vote on the frequency of holding future advisory votes on executive compensation; and

•	To transact such other business as may properly come before the meeting and any adjournment of the meeting. Management is not aware of any such other business at this time.

PROCEDURES

•	Our Board of Directors has fixed March 12, 2013 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

•	Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

The proxy statement for our 2013 Annual Meeting of Shareholders and our annual report to shareholders on Form 10-K for the year ended December 31, 2012 are available on our website at www.HLSS.com under Shareholder Relations. The approximate date on which this proxy statement, the proxy card and other accompanying materials are first being sent or given to shareholders is on or about April 10, 2013. Additionally, you may access our annual report and proxy materials at www.proxyvote.com, a website that does not identify or track visitors of the site.

By Order of the Board of Directors,

/s/ Michael J. McElroy

Michael J. McElroy

Secretary

April 10, 2013

George Town, Grand Cayman

HOME LOAN SERVICING SOLUTIONS, LTD.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General Information

As a holder of ordinary shares of Home Loan Servicing Solutions, Ltd. (“HLSS”), you have been sent this proxy statement on or about April 10, 2013 because our Board of Directors is soliciting your proxy to be used at our Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment of this meeting. The Annual Meeting will be held at the offices of Walkers Global located at 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands on Monday, May 6, 2013, at 9:00 a.m., Eastern Standard Time for the purposes listed in the Notice of Annual Meeting of Shareholders. For directions to be able to attend the meeting and vote in person, please contact us by April 30, 2013.

How a Proxy Works

If you are a record holder and you properly complete, sign and return your proxy to HLSS and do not revoke it prior to its use, it will be voted in accordance with your instructions. If you do not give contrary instructions, each proxy received will be voted:

•	for each of the nominees for Director;

•	for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013;

•	for approval, on an advisory basis, of the compensation of HLSS’s executive officers whose compensation is disclosed in this proxy statement (“named executive officers”);

•	for approval, on an advisory basis, of an advisory vote to take place every three (3) years on executive compensation; and

•	with regard to any other business that properly comes before the meeting in accordance with the best judgment of the persons appointed as proxies.

How to Revoke a Proxy

Your proxy may be used only at the Annual Meeting and any adjournment of this meeting and may not be used for any other meeting. You have the power to revoke your proxy at any time before it is exercised by:

PROCEDURES

•	filing written notice with our Secretary at the following address:

Michael J. McElroy, Secretary

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman KY1-9005

Cayman Islands

•	submitting a properly executed proxy bearing a later date or

•	appearing at the Annual Meeting and giving the Secretary notice of your intention to vote in person.

Who May Vote

You are entitled to vote at the Annual Meeting or any adjournment of this meeting if you are a holder of record of our ordinary shares at the close of business on March 12, 2013. At the close of business on March 12, 2013, there were 56,855,296 ordinary shares issued and outstanding and no other class of equity securities outstanding. Each of our ordinary shares is entitled to one (1) vote at the Annual Meeting on all matters properly presented.

How to Vote

All shareholders are cordially invited to attend the 2013 Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. Shareholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person in accordance with the procedures described above.

Quorum and Voting Information

The presence at the Annual Meeting of a majority of the votes of our ordinary shares entitled to be cast represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Assuming a quorum, the six (6) nominees for Director receiving a plurality of the votes cast for Director will be elected as Directors of HLSS. You may vote in favor of or withhold authority to vote for one (1) or more nominees for Director. The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013 and any other matter properly submitted for your consideration at the Annual Meeting will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Because proposal (3) three to approve executive compensation and proposal (4) four to approve the frequency of holding future advisory votes on executive compensation are advisory in nature, there is no specific requirement for approval for these proposals. It will be up to the Compensation Committee and the Board of Directors to determine whether and how to implement the votes on executive compensation.

Abstentions will not be counted in determining the votes cast in connection with the foregoing matters. If any broker “non-votes” occur at the meeting with respect to your shares, the broker “non-votes” will count for purposes of determining whether a quorum is present but will not have an effect on any proposals presented for your vote. A broker “non-vote” occurs when a shareholder has not provided voting instructions to the broker on a non-routine item. In such cases, The Nasdaq Stock Market precludes brokers from giving a proxy to vote on non-routine items.

How to Give Voting Instructions if you are a Beneficial Holder

If you are a beneficial owner of shares, your broker will ask you how you want your shares to be voted. If you give the broker instructions, the broker will vote your shares as you direct. If your broker does not receive instructions from you about how your shares are to be voted, one of two things can happen depending on the type of proposal. If the proposal involves a “routine” matter, then the rules of The Nasdaq Stock Market provide brokers discretionary power to vote your shares. If, however, the proposal involves a “non-routine” matter, then brokers are not permitted to vote your shares without instruction from you. “Non-routine” matters include, for example, proposals to elect directors or vote on executive compensation proposals. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your votes with respect to election of directors, executive compensation and any other “non-routine” matters are counted.

Even if the shares you own are held in “street name” by a bank or brokerage firm, you are considered the beneficial owner of the shares, and your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms offer the option of voting over the internet or by telephone. Please contact your bank or brokerage firm for further information.

ELECTION OF DIRECTORS

(Proposal One)

On April 8, 2013, our Board of Directors fixed the number of Directors at six (6), to be effective immediately following the 2013 Annual Meeting of Shareholders to be held on May 6, 2013. Directors are elected annually and hold office until the earlier of the election and qualification of their successors or their resignation and removal.

We will propose the six (6) nominees listed below for election as Directors at the Annual Meeting. All nominees currently serve as our Directors. There are no arrangements or understandings between any nominee and any other person for selection as a nominee.

If any nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee recommended by our Board of Directors. At this time, our Board of Directors knows of no reason why any of the nominees would not be able or willing to serve as Director if elected.

Nominees for Director

The following table sets forth certain information concerning our Directors:

Name	Age(1)	Director Since	Executive Committee		Audit Committee		Compensation Committee		Nomination/ Governance Committee
William C. Erbey	63	2010	X	(2)					X	(2)
John P. Van Vlack	49	2011	X
Kerry Kennedy	53	2011					X		X
Richard J. Lochrie	71	2011			X		X	(2)	X
Robert McGinnis	59	2011			X		X		X
David B. Reiner	57	2011			X	(2)

(1)	As of March 12, 2013.
(2)	Committee Chairman.

Additional biographical information and specific qualifications of each Director are set forth below.

William C. Erbey. Mr. Erbey has served as the Chairman of our Board of Directors since December 1, 2010, the date of our incorporation. Mr. Erbey has also served as the Chairman of the Board of Directors of Ocwen Financial Corporation (“Ocwen”) since September 1996 and as the Chief Executive Officer of Ocwen from January 1988 to October 2010. He served as the President of Ocwen from January 1988 to May 1998. From 1983 to 1985, Mr. Erbey served as a Managing General Partner of The Oxford Financial Group, a private investment partnership that was the predecessor of Ocwen. Mr. Erbey has also served as Chairman of the Board of Directors for Altisource Portfolio Solutions S.A. since July 2009, as Chairman of the Board of Directors of Altisource Residential Corporation since July 2012, and as Chairman of the Board of Directors of Altisource Asset Management Corporation since March 2012. From 1975 to 1983, Mr. Erbey served at General Electric Capital Corporation in various capacities, including as President and Chief Operating Officer of General Electric Mortgage Insurance Corporation, Program and General Manager of the Commercial Financial Services Department and President of Acquisition Funding Corporation. He holds a Bachelor of Arts in Economics from Allegheny College and a Master of Business Administration from Harvard University.

Mr. Erbey’s extensive experience as the Chairman and Chief Executive Officer of Ocwen demonstrates his leadership capability and business acumen. His experience in the mortgage services industry brings valuable financial, operational and strategic expertise to our Board of Directors.

John P. Van Vlack. Mr. Van Vlack has served as a director since October 2011 and as President since March 5, 2012, the date of our initial public offering. Mr. Van Vlack was formerly the Chief Financial Officer of Ocwen from August 2010 until our initial public offering. Mr. Van Vlack served as Senior Vice President and Chief Financial Officer of Ocwen Asset Management from August 2008 until July 2010, where his duties included directing Ocwen’s Advance Facility and Portfolio Valuation departments and serving as the Chief Financial Officer for Ocwen’s loan servicing business and as Vice President, Finance from September 2007 until the date of our initial public offering. From 1989 until joining Ocwen, he held several positions in BellSouth Corporation (“BellSouth”) including Chief Financial Officer of Network Operations, Retail Marketing, and in two subsidiaries in their Yellow Pages business. Before joining BellSouth, he was a Staff Consultant with Deloitte & Touche. Mr. Van Vlack holds a degree in Accounting from Emory University and a Master of Business Administration from The University of Texas at Austin.

Kerry Kennedy. Ms. Kennedy has served as a director since October 2011. Since 2008, Ms. Kennedy has been the President of the Robert F. Kennedy Center for Justice and Human Rights (the “Center”). She has led over 50 human rights delegations around the globe. Under her direction, in 2010 the Center established the RFK Compass Program, which works with institutional investors to advance a discussion of the connections among investment performance, fiduciary duty and public interest issues to optimize risk-adjusted rates of returns and address current and future global challenges. Ms. Kennedy has been the Chair of the Amnesty International Leadership Council since January 1996. She was a director of Endeavor Acquisition Corp. from July 2005 to December 2007, a director of Victory Acquisition Corp. from January 2007 to April 2009 and a director of Triplecrown Acquisition Corp. from June 2007 to September 2009. Ms. Kennedy is presently a director of Grand Slam Acquisition Corp. (since October 2007), Four Square Capital Corp. (since September 2009) and Cullen Agricultural Holding Corp. (since October 2009). She also serves on the board of directors of the International Center for Ethics and Justice and Public Life at Brandeis University, Human Rights First, Inter-Press Service and the United States Institute for Peace. Ms. Kennedy has also served as a community and government relations advisor to Ocwen since October 2010. Ms. Kennedy wrote the New York Times best seller, Being Catholic Now, as well as Speak Truth to Power. She is a graduate of Brown University and holds a Juris Doctor from Boston College Law School.

Richard J. Lochrie. Mr. Lochrie has served as a director since October 2011. Mr. Lochrie co-founded and has served as President of Lochrie & Associates, Inc. since 1974. Lochrie & Associates is a management consulting business specializing in quantitative marketing, forecasting and strategic planning for Fortune 500 companies, including General Electric Company and The Coca-Cola Company. From 1986 until it was acquired by Ocwen in 1988, Mr. Lochrie served as a director of Investors Mortgage Insurance Holding Company. Between September and November of 2010, Lochrie & Associates Inc. provided econometric modeling services on prepayment and delinquency of mortgage loans to Ocwen and on REO list prices to Altisource. Before establishing Lochrie & Associates, Mr. Lochrie was employed with Allis-Chalmers Manufacturing Co. Mr. Lochrie holds a Bachelor’s degree in Industrial Management from Quincy College, a Master’s degree in Mathematics from the University of Illinois at Urbana-Champaign and a Master of Business Administration from the University of Wisconsin-Madison.

Robert McGinnis. Mr. McGinnis has served as a director since October 2011. Mr. McGinnis served as Managing Director of Greenwich Capital Markets from 1997 to 2008, where he built the Non-Agency Mortgage, Structured Products and Asset Backed business into one of the industry’s preeminent firms. In his role at Greenwich Capital Markets, Mr. McGinnis was responsible for origination, banking and trading of all products and for structuring, client relationships, recruiting, business development and new products. From 1982 to 1997, Mr. McGinnis was a Managing Director at Salomon Brothers Inc., responsible for origination and banking of Salomon’s Non-Agency Mortgage Business. Mr. McGinnis holds a Bachelor’s Degree in Civil Engineering from Rochester Institute of Technology, a Master’s Degree in Civil Engineering from Manhattan College and an Master of Business Administration from New York University.

David B. Reiner. Mr. Reiner has served as a director since October 2011. Mr. Reiner is currently a Managing Director with Regional Real Estate Investment Corporation (“RREIC”), a registered investment advisor that manages private investment funds that make opportunistic real estate investments, and has served as a director of Altisource Residential Corporation since December 2012. Prior to joining RREIC, Mr. Reiner served as a Managing Director with Grosvenor Investment Management US Inc. and its predecessor, Legg Mason Real Estate Services, from 2003 until June 2011. Mr. Reiner served as a member of Ocwen’s Board of Directors from 2009 until the date of our initial public offering. At Grosvenor Investment Management, Mr. Reiner was responsible for the development and implementation of business strategy, capital markets activities, fund and investment development, fund-raising, fund operations and investor relations. He also was a member of the Management and Investment Committees for Grosvenor Investment Management’s Investment Funds business. He also served on the Capital Markets Committee of Grosvenor Fund Management Ltd. Mr. Reiner holds a Bachelor of Arts from the University of South Carolina and a Juris Doctorate degree from George Mason University School of Law. He also completed graduate work in international affairs and economics at the Fletcher School of Law & Diplomacy at Tufts University and the Johns Hopkins School of Advanced International Studies.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of the shareholders. Directors are expected to attend all Board meetings, the meetings of Committees on which they serve and the Annual Meeting of Shareholders. Directors are also consulted for advice and counsel between formal meetings.

Our Board of Directors held five (5) meetings in 2012.

Independence of Directors

Our Corporate Governance Guidelines provide that a majority of our Board of Directors must qualify as independent Directors under the listing standards of The Nasdaq Stock Market and applicable law.

Our Board of Directors annually reviews the direct and indirect relationships that we have with each Director. The purpose of this review is to determine whether any relationships are inconsistent with a determination that the Director is independent. Only those Directors who are determined by our Board of Directors to have no material relationship with HLSS are considered independent. This determination is based in part on responses provided by Directors to an annual questionnaire incorporating the independence standards and qualifications established by The Nasdaq Stock Exchange and applicable law. Our current Board of Directors has determined that. Ms. Kennedy, and Messrs. Lochrie, McGinnis and Reiner are independent Directors.

Board Leadership Structure

Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and President. Our Board of Directors retains the discretion to make determinations on this matter from time to time as may be in the best interests of the Company and our shareholders. The Board of Directors currently believes that separating the positions of President and Chairman is the best structure to fit the Company’s needs. As our President, Mr. Van Vlack is responsible for our day-to-day operations and for formulating and executing our long-term strategies in collaboration with the Board of Directors. As Chairman of the Board, Mr. Erbey leads the Board of Directors and oversees Board meetings and the delivery of information necessary for the Board’s informed decision-making. In addition to leading the Board of Directors, Mr. Erbey is actively involved in our business and focuses on strategy, key personnel development and corporate finance.

Committees of the Board of Directors

Our Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Mr. Erbey serves as the Chairman of our Board of Directors and as the Chairman of the Executive Committee and the Nominating and Corporate Governance Committee. Mr. Reiner serves as the Chairman of the Audit Committee, and Mr. Lochrie serves as the Chairman of the Compensation Committee. A brief description of these committees is provided below.

Executive Committee. Our Executive Committee is generally responsible for acting on behalf of our Board of Directors during the intervals between meetings of our Board of Directors. Our Executive Committee is currently comprised of Messrs. Erbey and Van Vlack. Our Board of Directors has authorized the President to approve and/or to designate in writing certain individuals to approve actions in the ordinary course of business that are required to be documented by counterparties but do not require action by the Board of Directors or its committees. Such actions would include approving, signing and executing checks and electronic funds transmissions, dissolving or merging our wholly owned subsidiaries in the ordinary course of business and performing such other ministerial actions on such terms, conditions and limits as the Chairman deems appropriate in his sole discretion. All transactions approved by the Executive Committee will be provided to the Board of Directors at or before their next meeting for review and ratification.

Audit Committee. The Audit Committee of our Board of Directors oversees the relationship with our independent registered certified public accounting firm; reviews and advises our Board of Directors with respect to reports by our independent registered certified public accounting firm; and monitors our compliance with laws and regulations applicable to our operations, including the evaluation of significant matters relating to the financial reporting process and our system of internal accounting controls and the review of the scope and results of the annual audit conducted by our independent registered public accounting firm. Each member of our Audit Committee, currently consisting of Messrs. Lochrie, McGinnis and Reiner, is required to be independent as defined in regulations adopted by the SEC and the listing standards of The Nasdaq Stock Market. Our Board of Directors has determined that each of Messrs. Lochrie, McGinnis and Reiner are independent as defined in the listing standards of The Nasdaq Stock Market and Rule 10A-3 under the Exchange Act and that each of them is financially literate. Our Board of Directors has also determined that Messrs. Lochrie, McGinnis and Reiner qualify as audit committee financial experts as that term is defined in the SEC rules implementing requirements of the Sarbanes-Oxley Act. Our Audit Committee operates under a written charter approved by our Board of Directors, a copy of which has been made available on our website and in print to any shareholder who requests it. The Audit Committee is responsible for approving related party transactions.

The Audit Committee held five (5) meetings in 2012.

Compensation Committee. The Compensation Committee of our Board of Directors oversees our compensation and employee benefit plans and practices. Our Compensation Committee also evaluates and makes recommendations to our Board of Directors for human resource and compensation matters relating to our executive officers. The Compensation Committee will review with the President and subsequently approve all executive compensation plans, any executive severance or termination arrangements and any equity compensation plans that are not subject to shareholder approval. The Compensation Committee also has the power to review our other compensation plans, including the goals and objectives thereof, and to recommend changes to these plans to our Board of Directors. The Compensation Committee is comprised of three directors, currently consisting of Ms. Kennedy and Messrs. Lochrie and McGinnis. Each member of the Compensation Committee is required to be independent as defined in the listing standards of The Nasdaq Stock Market. While we have no specific qualification requirements for members of the Compensation Committee, we expect members of the Compensation Committee to have knowledge and experience regarding compensation matters as developed through their respective business experience in both management and advisory roles, including general business management, executive compensation and employee benefits experience. We believe that the collective achievements and knowledge of the Compensation Committee will provide us with extensive diversity in experience, culture and viewpoints.

Our Compensation Committee operates under a written charter approved by our Board of Directors, a copy of which has been made available on our website and in print to any shareholder who requests it. On an annual basis, the Compensation Committee will evaluate its performance under the charter to ensure that it appropriately addresses the matters that are within the scope of committee responsibility. When necessary, the Compensation Committee will recommend amendments to its charter to the Board of Directors for approval.

The Compensation Committee will have the authority, at the Company’s expense, to retain independent counsel or other advisers as it deems necessary in connection with its responsibilities.

The Compensation Committee held two (2) meetings in 2012.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of our Board of Directors makes recommendations to our Board of Directors of individuals qualified to serve as directors and committee members for our Board of Directors; advises our Board of Directors with respect to Board of Directors composition, procedures and committees; has developed and presented our Board of Directors with a set of corporate governance principles; and oversees the evaluation of our Board of Directors and our management. Our Nominating and Corporate Governance Committee currently consists of Ms. Kennedy and Messrs. Erbey, Lochrie and McGinnis. We have relied on a limited exception to the independence requirements set forth in the rules of The Nasdaq Stock Market in appointing Mr. Erbey as a member of the Nominating and Corporate Governance Committee. In making this election, and giving due consideration to our status as a newly formed company, our Board of Directors determined that Mr. Erbey’s extensive knowledge and experience in the mortgage servicing industry and in running a public company is an asset to identify, attract and retain qualified individuals to fill any vacancy on our Board of Directors. Our Nominating and Corporate Governance Committee operates under a written charter approved by our Board of Directors, a copy of which has been made available on our website and in print to any shareholder who requests it. It is the policy of our Nominating and Corporate Governance Committee to consider candidates for director recommended by our shareholders. In evaluating all nominees for director, our Nominating and Corporate Governance Committee takes into account the applicable requirements for directors under the Exchange Act and the listing standards of The Nasdaq Stock Market. In addition, our Nominating and Corporate Governance Committee takes into account our best interests, as well as such factors as knowledge, experience, skills, expertise, diversity and the interplay of the candidate’s experience with the background of other members of our Board of Directors. The Nominating and Corporate Governance Committee views diversity in an expansive way to include differences in prior work experience, viewpoint, education and skill set. The Nominating and Corporate Governance Committee will periodically assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are anticipated. Various potential candidates for director will then be identified. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board of Directors members, professional search firms, shareholders or industry sources.

In evaluating a candidate, the Nominating and Corporate Governance Committee considers factors other than the candidate’s qualifications, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee will determine whether to interview the prospective nominee and, if warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, will interview prospective nominees. After completing this evaluation and interview, the Nominating and Corporate Governance Committee will make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors will determine the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. Should our shareholders recommend a candidate for director, our Nominating and Corporate Governance Committee would evaluate such candidate in the same manner that it evaluates any other nominee.

The Nominating and Corporate Governance Committee held two (2) meetings in 2012.

If you wish to recommend persons for consideration by our Nominating and Corporate Governance Committee as nominees for election to our Board of Directors, you can do so by writing to our Secretary at Home Loan Servicing Solutions, Ltd., c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. You should provide each proposed nominee’s name, biographical data and qualifications. Your recommendation should also include a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a Director.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during the 2012 fiscal year or at any other time an officer or employee of the Company, and no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K. None of our executive officers has served on the Board of Directors or Compensation Committee of any other entity that has or had one or more executive officers who served as a member of our Board of Directors or our Compensation Committee during the 2012 fiscal year.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to provide a framework for us and our Board of Directors to ensure effective corporate governance. The Corporate Governance Guidelines covers topics such as director qualification standards, Board of Directors and committee composition, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance appraisal of the Board of Directors.

Our Nominating and Corporate Governance Committee will review our Corporate Governance Guidelines at least once a year and, if necessary, recommend changes to our Board of Directors. Our Corporate Governance Guidelines have been made available on our website and in print to any shareholder who requests them.

Executive Sessions of Non-Management Directors

Non-management Directors met in executive session without management three (3) times in 2012. A non-management Director presides on a rotational basis as determined by our Board of Directors at each executive session.

Communications with Directors

If you desire to communicate with our Board of Directors or any individual Director regarding HLSS, you may do so by mail addressed to our Secretary at Home Loan Servicing Solutions, Ltd., c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005 Cayman Islands. Communications received in writing are distributed to our Board of Directors or to individual Directors, as the General Counsel and Secretary deems appropriate, depending on the facts and circumstances outlined in the communication received.

Code of Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, as required by listing standards applicable to The Nasdaq Stock Market. Any waivers from this Code of Business Conduct and Ethics for directors or executive officers must be approved by our Board of Directors or a board committee and must be promptly disclosed to our shareholders. The Code of Business Conduct and Ethics has been made available on our website and in print to any shareholder who requests a copy. Any amendments to the Code of Business Conduct and Ethics, as well as any waivers that are required to be disclosed under the rules of the SEC or the listing standards of The Nasdaq Stock Market, will be posted on our website.

Risk Management and Oversight Process

Our Board of Directors and each of its Committees are involved in overseeing risk associated with the Company. The Board of Directors and the Audit Committee monitor HLSS’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors. In its periodic meetings with the internal auditors and the independent accountants, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The Board of Directors and the Nomination/Governance Committee monitor the Company’s governance and succession risk by regular review with management. The Board of Directors and the Compensation Committee monitor the Company’s compensation policies and related risks by regular reviews with management. The Board of Directors’ role in risk oversight is consistent with the Company’s leadership structure with the President and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Chairman, the Board of Directors and its Committees providing oversight in connection with these efforts.

BOARD OF DIRECTORS COMPENSATION

The following table discloses compensation received by each non-management member of our Board of Directors who served as a Director during fiscal year 2012. Our management Directors do not receive an annual retainer or any other compensation for their service on the Board of Directors.

Name	Fees Earned Or Paid in Cash ($)	All Other Compensation ($)	Total ($)
William C. Erbey	$145,000	$—	$145,000
Richard J. Lochrie	$95,000	$—	$95,000
David B. Reiner	$97,500	$—	$97,500
Kerry Kennedy	$85,000	$—	$85,000
Robert McGinnis	$90,000	$—	$90,000

Cash Compensation

We provide the following annual cash compensation to our non-management Directors in quarterly installments:

•	a retainer of $85,000;

•	an additional $50,000 to the Chairman of the Board of Directors;

•	an additional $12,500 to the Audit Committee Chairperson;

•	an additional $5,000 to all Committee Chairpersons (other than the Audit Committee Chairperson); and

•	an additional $5,000 to all Audit Committee members (other than the Chairperson).

Other Compensation Matters

Director compensation may be prorated for a Director serving less than a full one (1) year term such as in the case of a Director joining the Board of Directors after an annual meeting of shareholders. Directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its Committees. Director compensation is subject to review and adjustment by the Board of Directors from time to time.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following table sets forth certain information with respect to each person who currently serves as one of our executive officers but does not serve on our Board of Directors. Our executive officers are elected annually by our Board of Directors and generally serve at the discretion of our Board of Directors. There are no arrangements or understandings between us and any person for election as an executive officer. None of our Directors and/or executive officers is related to any other Director and/or executive officer of HLSS or any of its subsidiaries by blood, marriage or adoption.

Name(1)	Age	Position
James E. Lauter	53	Senior Vice President and Chief Financial Officer
Michael J. McElroy	43	Senior Vice President, General Counsel and Secretary
Richard Delgado	44	Senior Vice President and Treasurer
Bryon E. Stevens	44	Senior Vice President, Investor Relations and Capital Markets

(1)	All information set forth herein is as of March 12, 2013.

James E. Lauter. Mr. Lauter has served as Chief Financial Officer since March 5, 2012, the date of our initial public offering. Mr. Lauter joined Ocwen in September 2010 as Vice President, Finance where he served until the date of our initial public offering and where his duties have included directing the Advance Facility and Portfolio Valuation departments. From 2000 until joining Ocwen, he held several positions at AT&T including Chief Financial Officer of National Business Markets, On-line Markets and BellSouth Community Technologies as well as various roles in Retail Marketing and Long Distance. Before joining AT&T, he held Finance Management positions with MCI Telecommunications, Per Se Technologies and with Deloitte & Touche, LLP as Audit Manager. Mr. Lauter holds a Bachelor of Business Administration in Accounting from Georgia State University and is a Certified Public Accountant in the State of Georgia.

Michael J. McElroy. Mr. McElroy has served as our General Counsel since March 5, 2012, the date of our initial public offering. Mr. McElroy served as Senior Vice President and Deputy General Counsel of Ocwen from January 2011 to our initial public offering where his duties included directing transactional legal matters. Prior to joining Ocwen, from June 2010 to January 2011 he was an Associate General Counsel at Fannie Mae where he was responsible for mortgage-backed security offerings, loss mitigation on the securities portfolio and structured transactions. Before joining Fannie Mae, from September 1997 to June 2010 he was an associate and then a partner at Orrick, Herrington & Sutcliffe LLP in the Financial Markets Group where he represented financial institutions in connection with offerings of asset-backed securities, derivatives and with securities law and regulatory compliance. Mr. McElroy holds a Bachelor of Arts in Economics and Political Science from Kenyon College, a Masters in Government from the University of Virginia, and a Juris Doctor from the Georgetown University Law Center.

Richard Delgado. Mr. Delgado has served as our Treasurer since March 5, 2012, the date of our initial public offering. Mr. Delgado served as Senior Vice President and Treasurer of Ocwen from August 2008 until our initial public offering. He joined the firm in November 1995 as a Senior Associate in the Tax Related Securities department. During his tenure at Ocwen, he also held the positions of Senior Manager, Securitization, Director, Acquisitions & Securitizations, and Treasurer. Prior to joining the firm, Mr. Delgado was employed by the New York office of Deloitte & Touche, LLP as a Senior Analyst in the CMO Group from September 1993 through November 1995. He also worked in Accounting Management for Sav-A-Tree Incorporated and American Ultramar Limited. Mr. Delgado holds a Bachelor’s degree in Accounting from Iona College and is a New York State Certified Public Accountant.

Bryon E. Stevens. Mr. Stevens has served as Senior Vice President of Investor Relations and Capital Markets since June 2012. Prior to joining HLSS, Mr. Stevens managed the Alternative Capital Markets Group at UBS Securities where he was responsible for raising capital for companies in private and public transactions. Before joining UBS Securities, he was a Vice President at J.P. Morgan Securities where he worked in Mergers & Acquisitions, Equity Private Placements and Syndicated Finance. Before joining J.P. Morgan Securities, he was a consultant at Ernst & Young where he focused on systems integration and process improvement. Mr. Stevens holds a degree in economics from Santa Clara University and a Master of Business Administration from the University of Chicago Booth School of Business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND RELATED SHAREHOLDER MATTERS

Beneficial Ownership of Ordinary Shares

The following table sets forth certain information regarding the beneficial ownership of our ordinary shares as of the record date by:

•	all persons known by HLSS to own beneficially 5% or more of the outstanding ordinary shares;

•	each Director and named executive officers of HLSS who are currently employed; and

•	all Directors and executive officers of HLSS who are currently employed as a group.

The table is based upon information supplied to us by Directors, executive officers and principal shareholders and filings under the Securities Exchange Act of 1934, as amended. The information in the table is as of March 12, 2013, unless otherwise indicated.

Shares Beneficially Owned(1)
Name and Address of Beneficial Owner:	Amount	Percent
Capital Research & Management Co.(2) 11100 Santa Monica Boulevard Los Angeles, California 90025	4,837,700	8.7%

Peter B. Cannell & Co., Inc.(3) 645 Madison Avenue New York, New York 10022	3,492,463	6.2%

Directors and Named Executive Officers:	Amount	Percent
William C. Erbey(4)	862,388	1.5%
John P. Van Vlack	104,000	*
Kerry Kennedy	3,590	*
Richard J. Lochrie	—	*
Robert McGinnis	11,000	*
David B. Reiner	4,275	*
James E. Lauter	8,500	*
Michael J. McElroy	—	*
Richard Delgado	—	*
Bryon E. Stevens	4,000	*
All Directors and Executive Officers as a Group (10 persons)	997,753	1.7%

*	Less than 1%.
(1)	For purposes of this table, an individual is considered the beneficial owner of ordinary shares if he or she directly or indirectly has or shares voting power or investment power, as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. No shares have been pledged as security by the named executive officers or Directors.
(2)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2013, reporting securities owned as of December 31, 2012.
(3)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2013, reporting securities owned as of December 31, 2012.
(4)	Includes 520,143 shares held by Salt Pond Holdings, LLC, a United States Virgin Islands limited liability company, of which the members are William C. Erbey, his spouse, E. Elaine Erbey; FF Plaza Limited Partnership, a Delaware partnership of which the partners are Mr. and Mrs. Erbey; and Erbey Holding Corporation, a Delaware corporation, wholly owned by Mr. Erbey. Also includes 342,245 shares jointly held by Mr. and Mrs. Erbey.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and directors and 10% beneficial owners were complied with during the 2012 fiscal year.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction, Philosophy and Objectives

The following describes the Compensation Committee’s executive officer compensation philosophies, objectives and actions. The Compensation Committee oversees our compensation and employee benefit plans and practice and may change the compensation policies described below in the future.

The primary philosophy underlying our executive compensation program is to align executives’ interests with those of the shareholders by rewarding performance that achieves or exceeds specific annual and strategic goals with the ultimate objective of generating a stable and sustainable dividend. We intend to review both the performance and compensation of our executive officers annually to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To achieve these objectives, executive compensation packages will include both base and incentive-based compensation that rewards performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The President, Mr. Van Vlack, annually reviews the performance of each other executive officer. Mr. Van Vlack’s performance will be annually reviewed by the Compensation Committee. Mr. Van Vlack’s conclusions and recommendations regarding executive officer incentive award amounts were presented to the Compensation Committee for its consideration and approval. The Compensation Committee has the authority to exercise its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations.

Elements of Compensation

The current compensation package for our executive officers consists of base salary and annual incentive compensation. This compensation structure provides each executive officer with a competitive salary, while emphasizing an incentive compensation element that is tied to the achievement of corporate goals and strategic initiatives as well as individual performance. We believe that the following elements of compensation are appropriate in light of our performance, industry, current challenges and environment.

Base Salary

Base salaries for our executive officers are established based on individual qualifications and job responsibilities while taking into account compensation levels at similarly situated companies for similar positions. Base salaries of the executive officers are reviewed annually during the performance appraisal process with adjustments made based on an analysis of compensation levels necessary to maintain and attract quality personnel, an internal review of the executive officer’s compensation in relation to other personnel, individual performance of the executive officer and corporate performance. Salary levels will also be considered upon a promotion or other change in job responsibility. For compensation years after 2012, the Compensation Committee will set the base salary for the President, and the President will set the base salaries for all other executive officers, in each case, subject to approval by the Compensation Committee. The following were the base salaries for our named executive officers for 2012:

Name and Title	2012 Base Salary
John P. Van Vlack	$325,000
President
James E. Lauter	$192,500
Chief Financial Officer
Richard Delgado	$250,000
Treasurer
Michael J. McElroy	$220,000
General Counsel
Bryon E. Stevens	$250,000
Senior Vice President

Annual Incentive Compensation. Our incentive compensation plan for executives was originally developed by Mr. Erbey and subsequently ratified and adopted by the Compensation Committee. Pursuant to the plan, a participant can earn incentive compensation paid in cash as determined by the Compensation Committee.

Each executive officer has a targeted annual incentive award that is expressed as a percentage of total target compensation. Currently, 30% to 50% of total target compensation is payable only upon achievement of certain minimum corporate and individual performance levels. The appropriate targeted percentage varies depending on the nature and scope of each executive officer’s responsibilities. The table below reflects the percentage of each named executive officer’s target total compensation that was allocated to each of base salary and incentive compensation for 2012:

Name	Base Salary % of Target Total Compensation in 2012	Incentive Compensation % of Target Total Compensation in 2012
John P. Van Vlack	50%	50%
James E. Lauter	70%	30%
Richard Delgado	50%	50%
Michael J. McElroy	70%	30%
Bryon E. Stevens	50%	50%

The targeted incentive compensation for each of our named executive officers is shown in the table below:

Name	2012 Target Incentive Award
John P. Van Vlack	$325,000
James E. Lauter	$82,500
Richard Delgado	$250,000
Michael J. McElroy	$94,286
Bryon E. Stevens	$250,000

Our annual incentive-based cash compensation is structured to motivate executives to achieve pre-established key performance indicators by rewarding the executives for such achievement. This is accomplished by using a balanced scorecard methodology that incorporates multiple financial and non-financial performance indicators. This corporate scorecard is approved annually by the Compensation Committee and/or the full Board of Directors and is used by the Compensation Committee as a factor to determine the appropriate amount of incentive compensation to be paid to the President and other key executives. In determining whether to approve the corporate scorecard each year, the Compensation Committee considers a number of factors, including whether the goals are consistent with and likely to enhance corporate performance including generating a stable and sustainable dividend as well as the level of difficulty associated with attainment of each goal in the scorecard.

The corporate scorecard was based on achieving (i) the Dividend Target, (ii) the Earnings Target, (iii) the Financing Target (iv) the Completion of the Strategic Initiatives as determined by the Compensation Committee and (v) the Completion of certain Organizational Development goals.

The incentive awards of our executive officers for 2012 were structured so that compensation opportunities were related to (i) the performance appraisal of the executive officer (20%) and (ii) the performance within the business or support unit as expressed on each executive officer’s scorecard (80%).

Each executive officer’s personal scorecard contains key components of the Company’s strategic initiatives related to the executive’s business or support unit. The components in each scorecard are weighted individually based on relevance to the ultimate financial performance of the Company and achievement of the strategic initiatives. Additionally, in the process of developing the weighted value of each goal in the executive’s scorecard, a methodology is used to discourage an executive from pursuing short-term risks to attain their goals.

Within each component of the scorecard, there are three established levels of achievement: threshold, target and outstanding. Each level of achievement is tied to a relative point on a percentage scale which indicates the executive officer’s level of goal achievement within each component of the scorecard. Achieving the threshold level of achievement will earn the executive officer 50% of the target incentive compensation tied to such goal; the target level of achievement will earn the executive officer 100% of the target incentive compensation tied to such goal; and the outstanding level of achievement will earn the executive officer 150% of the target incentive compensation tied to such goal. Any achievement below the threshold level will not entitle the executive to compensation for the associated goal.

These goals and initiatives will be further cascaded to all of our incentive-eligible employees in their personal scorecards. Within this program, all incentive-eligible employees of the organization are tied to a personal or business unit scorecard from which to measure performance against goals that are directly linked to corporate profitability and strategy. This incentive compensation structure is intended to align the goals of our executives with the overall success of the Company, while establishing clear performance standards within their respective business or support units.

The scorecards are communicated to all incentive-eligible employees by the employee’s immediate supervisor and are available to employees at all times in our performance management tracking system. Performance against such scorecards is reviewed with senior management on a quarterly basis and after the end of each year.

Our corporate scorecard for 2012 and corresponding achievement levels are detailed below:

2012 Corporate Scorecard Elements
Corporate Objectives	Achievement Levels			Level Achieved
	Threshold	Target	Outstanding
1. Achieve dividend target	Pay all dividends declared by the Board in a timely and accurate manner	Threshold condition plus pay dividends >= 90% of annualized GAAP earnings	Target condition plus avoidance of a reduction in dividends declared	Outstanding

2. Achieve earnings target	Annualized EPS of $1.08	Annualized EPS of $1.20	Target condition plus no shortfall from guidance	Outstanding

3. Achieve financing target availability	Maintain continuous funding	Threshold condition plus maintain spare financing capacity	Target condition plus achieve tenor increase as of 12/31/2012	Outstanding

4. Achieve financing target cost	Maintain financing spread	Reduce financing spread by 5%	Reduce financing spread by 10%	Outstanding

Strategic Initiatives	Achievement Levels			Level Achieved
	Threshold	Target	Outstanding
1. Maintain and increase scale of business	Remain fully invested	Threshold condition plus maintain UPB	Target condition plus increase equity by 20%	Outstanding

2. Automate advance facility processes	Develop and implement advance facility process plan by 10/31/2012	Threshold condition plus perform 50% of advance facility tests in automated system	Threshold condition plus perform 80% of advance facility tests in automated system	Outstanding

3. Rating agency perceptions	Discretion of the Board	Discretion of the Board	Discretion of the Board	Target

4. Distribution of HLSS ordinary shares	Discretion of the Board	Discretion of the Board	Discretion of the Board	Outstanding

5. Improve management of general and transactional legal expense	No increase in average legal expense per acquisition or advance facility transaction	Reduce average legal expense per acquisition and advance facility transaction by 15%	Reduce average legal expense per acquisition and advance facility transaction by 15% and implement an effective alternative pricing mechanism	Outstanding

6. Performance under professional services agreement	Discretion of Ocwen CEO	Discretion of Ocwen CEO	Discretion of Ocwen CEO	Outstanding

Organizational Development	Achievement Levels			Level Achieved
	Threshold	Target	Outstanding
1. Recruit and train a Vice President of Investor Relations	Recruit by 9/30/12	Recruit by 8/31/12	Recruit by 7/30/12	Outstanding

2. Recruit and train a Senior Manager of Accounting	Recruit by 9/30/12	Recruit by 8/31/12	Recruit by 7/30/12	Outstanding

As noted above, executives have 20% of their incentive compensation determined by their performance appraisal for the service year. Each of our executive officers performed a self-assessment as to his performance against his goals for the applicable year. Our President used these assessments to prepare a written performance appraisal for each of the other executive officers. The President presented the performance appraisal scores and personal scorecard performance to the Compensation Committee and made recommendations as to the incentive compensation for each executive officer. The Compensation Committee evaluated the recommendations and made the final incentive compensation award determinations for the executives and other incentive-eligible employees. Annual incentive compensation was paid to our executives and other incentive-eligible employees after Compensation Committee approval.

In addition to the compensation described above, for our President there was an incentive enhancement based on the month-end weighted average gross assets of the Company.

The personal scorecards for our executive officers and the corresponding levels of achievement are as follows:

Executive Officer Scorecards
Name	%	2012 Scorecard Elements	Achievement Levels			Level Achieved
			Threshold	Target	Outstanding
John P. Van Vlack	25%	Achieve Dividend Target	Pay all dividends declared by the Board in a timely and accurate manner	Threshold condition plus pay dividends >= 90% of annualized GAAP earnings	Target condition plus avoidance of a reduction in dividends declared	Outstanding
	30%	Achieve Earnings Target	Annualized EPS of $1.08	Annualized EPS of $1.20	Target condition plus no shortfall from guidance	Outstanding
	5%	Achieve financing target – availability	Maintain continuous funding	Threshold condition plus maintain spare financing capacity	Target condition plus achieve tenor increase as of 12/31/2012	Outstanding
	10%	Achieve financing target – cost	Maintain financing spread	Reduce financing spread by 5%	Reduce financing spread by 10%	Outstanding
	10%	Maintain and increase scale of business	Remain fully invested	Threshold condition plus maintain UPB	Target condition plus increase equity by 20%	Outstanding
	5%	Automate advance facility processes	Develop and implement advance facility process plan by 10/31/2012	Threshold condition plus perform 50% of advance facility tests in automated system	Threshold condition plus perform 80% of advance facility tests in automated system	Outstanding
	5%	Distribution of HLSS ordinary shares	Discretion of the Board	Discretion of the Board	Discretion of the Board	Outstanding
	5%	Improve management of general and transactional legal expense	No increase in average legal expense per acquisition or advance facility transaction	Reduce average legal expense per acquisition and advance facility transaction by 15%	Reduce average legal expense per acquisition and advance facility transaction by 15% and implement an effective alternative pricing mechanism	Outstanding
	5%	Performance under professional services agreement	Discretion of Ocwen CEO	Discretion of Ocwen CEO	Discretion of Ocwen CEO	Outstanding

James E. Lauter	20%	Achieve Dividend Target	Pay all dividends declared by the Board in a timely and accurate manner	Threshold condition plus pay dividends >= 90% of annualized GAAP earnings	Target condition plus avoidance of a reduction in dividends declared	Outstanding
	20%	Achieve Earnings Target	Annualized EPS of $1.08	Annualized EPS of $1.20	Target condition plus no shortfall from guidance	Outstanding

Name	%	2012 Scorecard Elements	Achievement Levels			Level Achieved
			Threshold	Target	Outstanding
	10%	Achieve financing target – availability	Maintain continuous funding	Threshold condition plus maintain spare financing capacity	Target condition plus achieve tenor increase as of 12/31/2012	Outstanding
	10%	Achieve financing target – cost	Maintain financing spread	Reduce financing spread by 5%	Reduce financing spread by 10%	Outstanding

	10%	Maintain and increase scale of business	Remain fully invested	Threshold condition plus maintain UPB	Target condition plus increase equity by 20%	Outstanding
	15%	Automate advance facility processes	Develop and implement advance facility process plan by 10/31/2012	Threshold condition plus perform 50% of advance facility tests in automated system	Threshold condition plus perform 80% of advance facility tests in automated system	Outstanding

	5%	Improve management of general and transactional legal expense	No increase in average legal expense per acquisition or advance facility transaction	Reduce average legal expense per acquisition and advance facility transaction by 15%	Reduce average legal expense per acquisition and advance facility transaction by 15% and implement an effective alternative pricing mechanism	Outstanding
	10%	Performance under professional services agreement	Discretion of Ocwen CEO	Discretion of Ocwen CEO	Discretion of Ocwen CEO	Outstanding

Richard Delgado	20%	Achieve Dividend Target	Pay all dividends declared by the Board in a timely and accurate manner	Threshold condition plus pay dividends >= 90% of annualized GAAP earnings	Target condition plus avoidance of a reduction in dividends declared	Outstanding
	20%	Achieve Earnings Target	Annualized EPS of $1.08	Annualized EPS of $1.20	Target condition plus no shortfall from guidance	Outstanding
	20%	Achieve financing target – availability	Maintain continuous funding	Threshold condition plus maintain spare financing capacity	Target condition plus achieve tenor increase as of 12/31/2012	Outstanding
	25%	Achieve financing target – cost	Maintain financing spread	Reduce financing spread by 5%	Reduce financing spread by 10%	Outstanding
	5%	Rating agency perceptions	Discretion of the Board	Discretion of the Board	Discretion of the Board	Target
	10%	Performance under professional services agreement	Discretion of Ocwen CEO	Discretion of Ocwen CEO	Discretion of Ocwen CEO	Outstanding

Name	%	2012 Scorecard Elements	Achievement Levels			Level Achieved
			Threshold	Target	Outstanding
Michael J. McElroy	30%	Achieve Dividend Target	Pay all dividends declared by the Board in a timely and accurate manner	Threshold condition plus pay dividends >= 90% of annualized GAAP earnings	Target condition plus avoidance of a reduction in dividends declared	Outstanding
	30%	Achieve Earnings Target	Annualized EPS of $1.08	Annualized EPS of $1.20	Target condition plus no shortfall from guidance	Outstanding
	10%	Achieve financing target – availability	Maintain continuous funding	Threshold condition plus maintain spare financing capacity	Target condition plus achieve tenor increase as of 12/31/2012	Outstanding

	10%	Achieve financing target – cost	Maintain financing spread	Reduce financing spread by 5%	Reduce financing spread by 10%	Outstanding
	15%	Improve management of general and transactional legal expense	No increase in average legal expense per acquisition or advance facility transaction	Reduce average legal expense per acquisition and advance facility transaction by 15%	Reduce average legal expense per acquisition and advance facility Transaction by 15% and implement an effective alternative pricing mechanism	Outstanding
	5%	Performance under professional services agreement	Discretion of Ocwen CEO	Discretion of Ocwen CEO	Discretion of Ocwen CEO	Outstanding

Bryon E. Stevens	25%	Achieve Dividend Target	Pay all dividends declared by the Board in a timely and accurate manner	Threshold condition plus pay dividends >= 90% of annualized GAAP earnings	Target condition plus avoidance of a reduction in dividends declared	Outstanding
	30%	Achieve Earnings Target	Annualized EPS of $1.08	Annualized EPS of $1.20	Target condition plus no shortfall from guidance	Outstanding
	5%	Achieve financing target – availability	Maintain continuous funding	Threshold condition plus maintain spare financing capacity	Target condition plus achieve tenor increase as of 12/31/2012	Outstanding
	10%	Achieve financing target – cost	Maintain financing spread	Reduce financing spread by 5%	Reduce financing spread by 10%	Outstanding
	10%	Maintain and increase scale of business	Remain fully invested	Threshold condition plus maintain UPB	Target condition plus increase equity by 20%	Outstanding
	5%	Automate advance facility processes	Develop and implement advance facility process plan by 10/31/2012	Threshold condition plus perform 50% of advance facility tests in automated system	Threshold condition plus perform 80% of advance facility tests in automated system	Outstanding
	5%	Distribution of HLSS ordinary shares	Discretion of the Board	Discretion of the Board	Discretion of the Board	Outstanding

Name	%	2012 Scorecard Elements	Achievement Levels			Level Achieved
			Threshold	Target	Outstanding
	5%	Improve management of general and transactional legal expense	No increase in average legal expense per acquisition or advance facility transaction	Reduce average legal expense per acquisition and advance facility transaction by 15%	Reduce average legal expense per acquisition and advance facility transaction by 15% and implement an effective alternative pricing mechanism	Outstanding
	5%	Performance under professional services agreement	Discretion of Ocwen CEO	Discretion of Ocwen CEO	Discretion of Ocwen CEO	Outstanding

In addition to incentive compensation based on their performance appraisals and scorecard results, Mr. Van Vlack was awarded an additional $232,927 based on the month-end weighted average gross assets of the Company, and Mr. Lauter was awarded a discretionary bonus of $50,000 in recognition of his efforts in 2012.

At the first Board of Directors meeting for this fiscal year, the Compensation Committee approves the corporate scorecard and annual incentive components for the executive officers for that fiscal year. Key performance indicators for the Company for 2013 have been developed.

The Compensation Committee has approved the 2013 corporate scorecard which includes targets for earnings per share, dividends and financing, and also includes strategic initiatives relating to operational development and performance, investor relations and business development.

Setting Compensation Levels

The Company believes our executive compensation programs are effectively designed, are in alignment with the interests of our shareholders and are instrumental to achieving our business strategy.

From time to time, the Company will conduct benchmarking on executive officer compensation among peer companies of comparable size, industry, location and similar attributes that compete with the Company for qualified management. A benchmarking analysis was last conducted in 2012 for the Chief Financial Officer using peer companies such as: Hatteras Financial Corporation, Mid-American Apartment Communities, Inc., Hospitality Properties Trust, America First Mortgage Investments, Inc., Starwood Property Trust, Inc., PS Business Parks, Inc., Cypress Sharpridge Investments, Inc. and Post Properties, Inc. The information gathered from this comparison group included base salary, cash incentive compensation and equity incentive compensation. The Compensation Committee believes peer group benchmarking is an effective approach in recruiting and retaining the very best talent available in the industry. It provides a fair representation of the competitive arena for executive talent and serves the goals of retention, succession planning and other relevant considerations.

Based on benchmarking, performance, retention and other relevant considerations, the Compensation Committee reviews recommendations and determines appropriate base salary and annual incentive compensation targets for the executive officers. The Compensation Committee generally makes its determinations during the second quarter of the year; however, they may make adjustments at other times as appropriate. James E. Lauter’s base compensation and target incentive award were raised to $238,000 and $102,000, respectively for 2013. Other than Mr. Lauter, no executive officers have received increases in their target compensation for 2013.

Currently, no other changes to President or executive officer compensation are recommended for 2013 other than that noted above.

Share Ownership Policies

We have not developed share ownership or retention policies, guidelines or requirements. We believe that a cash-based compensation plan will be successful in retaining and motivating executive officers and can be designed to align executive compensation with shareholders’ interests with less administrative expense and complexity than an equity plan. No equity awards were granted to employees or non-employee directors during 2012. The Compensation Committee may consider adopting an equity-based plan in the future for all or a select portion of our executive officers. We maintain an insider trading policy and a management directive detailing our window-period policy governing the timing of transactions in our securities for directors and executives.

Other Compensation

Our policy with respect to other employee benefit plans is to provide benefits to our employees, including executive officers that are comparable to benefits offered by companies of a similar size to ours. A competitive comprehensive benefit program is essential in achieving the goal of attracting and retaining highly qualified employees.

Employment Termination

Since we have no employment agreements with our executive officers, we intend to handle each termination as appropriate in light of the circumstances. Without any special agreement related to termination, an executive officer would be entitled to receive his or her base salary and applicable employee benefit plans and programs through the date of termination.

Restrictive Covenants

All of our executive officers execute an intellectual property and non-disclosure agreement upon commencement of their employment. This agreement requires the executive officer to hold all “confidential information” in trust for us and prohibits the executive officer from using or disclosing such confidential information except as necessary in the regular course of our business or that of our affiliates. Other than these restrictive covenants, we generally do not have employment, non-competition or non-solicitation agreements with our executive officers. From time to time, we enter into separation agreements with executive officers that contain these provisions.

Tax Considerations

The timing of compensation decisions is driven by a variety of tax considerations. Under Section 162(m) of the Code, tax deductibility by corporate taxpayers is limited with respect to compensation of certain executive officers to $1,000,000 per covered executive unless such compensation is based upon the attainment of performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. It is the Compensation Committee’s intention to qualify all compensation for performance-based deductibility under Section 162(m), except in situations where qualifying compensation for the exclusion would be inconsistent with our overall best interest.

In order to satisfy the deductibility requirements under Section 162(m) of the Code, performance objectives must be established in the first ninety (90) days of the performance period and the outcome of said objectives is still uncertain. For annual incentive awards, this generally means performance objectives must be established no later than the end of March of each year. In addition, in order to avoid being considered deferred compensation under Section 409A of the Code and to be deductible for the prior tax year, our incentive compensation with respect to the prior year must be paid by March 15 of each year.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table discloses compensation received by our President, Chief Financial Officer and three (3) other most highly compensated executive officers for the fiscal year 2012.

Name and Principal Position	Year	Salary(1) ($)	Non-Equity Incentive Award Compensation(2) ($)		All Other Compensation(3) ($)	Total ($)
John P. Van Vlack, President	2012	$268,169	$624,875	(4)	$—	$893,044

James E. Lauter, CFO	2012	$158,839	$152,532	(5)	$733	$312,104

Richard Delgado, Treasurer	2012	$206,284	$301,808		$288	$508,380

Michael J. McElroy, General Counsel	2012	$181,530	$119,769		$28,493	$329,792

Bryon Stevens, Senior Vice President	2012	$134,563	$203,126		$—	$337,689

(1)	Represents the amount of salary earned from March 5, 2012, the date of our initial public offering, until December 31, 2012.
(2)	Represents the amount of annual incentive compensation earned in the corresponding year.
(3)	Consists of contributions by HLSS pursuant to HLSS’s 401(k) Savings Plan and, for Michael J. McElroy, relocation expenses of $24,093.
(4)	Represents annual incentive compensation based on performance appraisal and corporate scorecard achievement plus an incentive based on the month-end weighted average gross assets of the Company in 2012.
(5)	Represents annual incentive compensation based on performance appraisal and corporate scorecard achievement plus a discretionary incentive of $50,000.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included on pages 14 through 23 of this proxy statement with management.

Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:
April 8, 2013	Richard J. Lochrie, Chairman
Kerry Kennedy, Director
Robert McGinnis, Director

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal Two)

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP, independent registered public accountants, to be our independent registered public accounting firm for the year ending December 31, 2013 and has further directed that such appointment be submitted for ratification by our shareholders at the Annual Meeting. Although shareholder ratification of the Audit Committee’s action in this respect is not required, the Audit Committee considers it desirable for shareholders to ratify such appointment. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may, in its sole discretion, reevaluate the engagement of the independent auditors.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

Report of the Audit Committee

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed with management HLSS’s audited financial statements as of and for the year ended December 31, 2012;

•

Discussed with Deloitte & Touche LLP, HLSS’s independent registered public accounting firm, the matters required to be discussed statement on auditing standards no. 61, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board; and

•

Received and reviewed the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP their independence.

In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in HLSS’s annual report on Form 10-K for the year ended December 31, 2012.

Audit Committee:
February 7, 2013	David B. Reiner , Chairman
Robert McGinnis, Director
Richard J. Lochrie, Director

Deloitte & Touche LLP Fees

The following table shows the aggregate fees billed to HLSS for professional services by Deloitte & Touche LLP for fiscal year 2012:

2012
Audit Fees	$636,533
Audit-Related Fees	$0
Tax Fees	$0
Equity Offering Related Fees	$780,000
All Other Fees	$70,000

Total	$1,486,533

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of HLSS’s consolidated financial statements for fiscal years 2012, for the reviews of the financial statements included in HLSS’s quarterly reports on Form 10-Q during fiscal year 2012 and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal year.

Audit-Related Fees. This category includes the aggregate fees billed in fiscal year 2012 for assurance and related services by the independent registered certified public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees” and generally consist of fees for other attest engagements under professional auditing standards, internal control-related matters, audits of employee benefit plans and due diligence.

Tax Fees. This category includes the aggregate fees billed in fiscal year 2012 for professional services rendered by the independent registered public accounting firm for tax compliance, tax planning and tax advice.

Equity Offering Related Fees. This category includes the aggregate fees billed during the last fiscal year in connection with our initial public offering and our two follow-on equity offerings.

All Other Fees. This category includes the aggregate fees billed in each of the last fiscal year for products and services provided by the independent registered public accounting firm that are not reported above under “Audit Fees” or “Equity Offering Related Fees.”

The Audit Committee considered the compatibility of the non-audit-related services provided by and fees paid to Deloitte & Touche LLP in 2012 and the proposed services for 2013 and determined that such services and fees are compatible with the independence of Deloitte & Touche LLP.

Audit Committee Pre-Approval Policy. The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In 2012, less than 1% of the fees associated with the independent registered public accounting firm services were not pre-approved by the Audit Committee.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(Proposal Three)

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting this proposal which gives you as a shareholder the opportunity to approve or not approve our pay program for named executive officers.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, incentivize and retain our named executive officers, who are critical to our success. Pursuant to these programs, the Company seeks to compensate the named executive officers for achieving strategic business goals. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs including information about the fiscal year 2012 compensation of our named executive officers.

Accordingly, we will ask our shareholders to vote on the following proposed resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC including the Compensation Discussion and Analysis, the compensation tables and any related material.”

While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

You may vote for or against or abstain from the approval of the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON

EXECUTIVE COMPENSATION

(Proposal Four)

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting this proposal which gives you as a shareholder the opportunity to inform the Company, on an advisory basis, as to how often you wish the Company to include a proposal, similar to proposal three, in our proxy statement.

While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

You may vote to include an advisory vote on compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, every one (1), two (2) or three (3) years or you may abstain.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE OPTION OF “EVERY THREE (3) YEARS” AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a policy and procedure for the review, approval and monitoring of transactions involving HLSS and related persons (Directors and executive officers or their immediate family members or shareholders owning 5% or greater of the Company’s outstanding ordinary shares) within our written Code of Business Conduct and Ethics which is available at www.HLSS.com. The policy and procedure are not limited to related person transactions that meet the threshold for disclosure under the relevant Securities and Exchange Commission as they broadly cover any situation in which a conflict of interest may arise.

Any situation that potentially involves a conflict of interest is to be immediately disclosed to the Company’s General Counsel who must assess the nature and extent of any concern and then recommend any follow up action, as needed. The General Counsel will notify the Chairman of the Board if any such situation requires notice to or approval of the Board of Directors.

Related persons are required to obtain the prior written approval of the Audit Committee of the Board of Directors before participating in any transaction or situation that may pose a conflict of interest. In considering a transaction, the Audit Committee will consider all relevant factors including (i) whether the transaction is in the best interests of HLSS; (ii) alternatives to the related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts and (v) the overall fairness of the transaction to HLSS. The Committee will periodically monitor any approved transactions to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Relationship with Executive Chairman of the Board of Directors

Mr. Erbey currently serves as Chairman of Altisource, HLSS, Altisource Residential Corporation (“Residential”) and Altisource Asset Management Corporation (“AAMC”), and Executive Chairman of Ocwen. As a result, he has obligations to the Company as well as to Altisource, Residential, AAMC and Ocwen. As of December 31, 2012, Mr. Erbey owned or controlled more than 2% of HLSS ordinary shares, 23.4% of Altisource’s common stock, 23% of Residential’s common stock, 23% of AAMC’s common stock and 13.1% of Ocwen’s common stock. Due to the nature of Mr. Erbey’s obligations to each of the companies, he recuses himself from decisions pertaining to any related transactions.

Relationship with Ocwen

Ocwen and HLSS Management, LLC, a wholly owned subsidiary of HLSS, entered into an agreement to provide to each other certain professional services including capital markets inputs to the valuation analysis of potential mortgage servicing rights (“MSRs”) acquisitions, treasury management services and other similar services, legal, licensing and regulatory compliance support services, risk management services and other similar services.

On March 5, 2012, Ocwen completed an initial sale to HLSS of the right to receive the servicing fees, excluding ancillary income, relating to serviced loans (“Rights to MSRs”) with a UPB of approximately $15.2 billion. HLSS also assumed the related match funded liabilities. Ocwen Loan Servicing, LLC, a wholly-owned subsidiary of Ocwen also entered into a subservicing agreement with HLSS on February 10, 2012 under which it will subservice the MSRs after legal ownership of the MSRs has been transferred to HLSS. The final purchase price of approximately $138.8 million reflects post-closing adjustments that principally resulted from declines in match funded advances between February 28, 2012 and March 5, 2012. Ocwen has since completed five additional “flow” sales to HLSS of Rights to MSRs for approximately $67.5 billion of UPB and related servicing advances. In 2012, Ocwen received total proceeds of $3.1 billion from the flow transactions.

Relationship with Altisource

Altisource provides us with certain finance, human resources, IT infrastructure and legal support services.

For the year ended December 31, 2012, the Company generated revenues of $2.3 million under our agreements with Ocwen principally from fees for providing professional services to Ocwen. We also paid expenses of $0.1 million to Ocwen and $0.7 million to Altisource during 2012 principally for certain professional and administrative services. At December 31, 2012, we had a net receivable from Ocwen of $25.5 million and a net amount payable to Altisource of $0.1 million.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder desires to have considered for inclusion in our proxy materials relating to our next Annual Meeting of Shareholders, which is currently scheduled to be held on May 7, 2014, must be received at our executive offices no later than December 11, 2013.

If a shareholder wants to present a proposal, or nominate a person for election as Director at the 2014 Annual Meeting, we must receive written notice of the proposal or nomination no earlier than December 11, 2013 and no later than February 24, 2014, which notice must meet the requirements set forth in our Articles of Association. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, management proxies would be allowed to use their discretionary voting authority to vote on any matter with respect to which the foregoing requirements have been met.

Requests to have a shareholder proposal considered for inclusion in our 2014 proxy materials and notices of intent to present a proposal or nomination directly at the 2014 Annual Meeting should be directed to our Secretary at Home Loan Servicing Solutions, Ltd., c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. Notices should be sent by first class United States mail or by a nationally recognized courier service. If you use the mail, we recommend that you use certified mail, return receipt requested.

We did not receive notice of any shareholder proposals relating to the 2013 Annual Meeting. At the 2014 Annual Meeting, our management may exercise discretionary authority when voting on any properly presented shareholder proposal that is not included as an agenda item in this proxy statement.

ANNUAL REPORTS

A copy of our annual report to shareholders on Form 10-K for the year ended December 31, 2012 was mailed on or about April 10, 2013 to shareholders of record as of March 12, 2013. The annual report is not part of the proxy solicitation materials and can be found on our website www.HLSS.com under Shareholder Relations.

We will furnish without charge to each person whose proxy is solicited and to any beneficial owner entitled to vote as of the record date for the meeting, on written request, a copy of the annual report on Form 10-K for the year ended December 31, 2012 required to be filed by us with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Such requests should be directed to our Secretary at Home Loan Servicing Solutions, Ltd., c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands.

OTHER MATTERS

Proxies will be solicited on behalf of the Board of Directors by mail or electronic means, and we will pay the solicitation costs. Copies of this proxy statement and 2012 annual report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The shares represented by all valid proxies received by phone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) for the nominees for Director named earlier in this proxy statement, (2) for the ratification of the selection of the independent auditor, (3) for the approval, on an advisory basis, of the compensation of HLSS’s named executive officers and (4) for the approval, on an advisory basis, of an advisory vote to take place every three (3) years on executive compensation. Should any matter not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment, unless otherwise restricted by law. As of the date of this proxy statement, management is not aware that any matters not referred to in this proxy statement would be presented for action at the 2013 Annual Meeting.

If you are the beneficial owner, but not the record holder, of our ordinary shares, your broker, bank or other nominee may only deliver one (1) copy of this proxy statement and 2012 annual report to multiple shareholders who share an address, unless that nominee has received contrary instructions from one (1) or more of the shareholders. Shareholders at an address to which a single copy of this proxy statement and 2012 annual report was sent may request a separate copy by contacting our Secretary, Home Loan Servicing Solutions, Ltd., c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. Beneficial owners sharing an address who are receiving multiple copies and who wish to receive a single copy of materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address.

This proxy statement and our 2012 annual report may be viewed online at www.HLSS.com under Shareholder Relations. If you are a shareholder of record, you can elect to access future annual reports and proxy statements electronically by following the instructions provided on the proxy card. If you choose this option, you will receive a notice by mail listing the website locations, and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your ordinary shares through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

c/o Intertrust Corporate Services (Cayman) Ltd. 190 Elgin Avenue George Town, Cayman Islands KY1-9005

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM, Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call, and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:		☐	☐	☐

1.	Election of Directors
Nominees
01	William C. Erbey 02 John P. Van Vlack 03 Kerry Kennedy 04 Richard J. Lochrie 05 David B. Reiner
06	Robert McGinnis

The Board of Directors recommends you vote FOR proposals 2. and 3.						For	Against	Abstain
2.	Proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013					☐	☐	☐
3.	An advisory vote to approve executive compensation					☐	☐	☐
The Board of Directors recommends you vote 3 YEARS on the following proposal:					1 year	2 years	3 years	Abstain
4.	An advisory vote on the frequency of holding an advisory vote on executive compensation				☐	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) on this proxy. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or in partnership name, by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

HOME LOAN SERVICING SOLUTIONS, LTD.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman KY1-9005

Cayman Islands

FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2013, AND AT ANY ADJOURNMENT THEREOF.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s), If no direction is made, this proxy will be voted FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered certified public accounting firm and FOR an advisory vote to approve executive compensation and FOR three years on an advisory vote on the frequency of holding an advisory vote on executive compensation. If any other matters properly come before the meeting, or if cumulative voting is required. the person named in this proxy will vote in their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The NPS + 10-K combo is/are available at www.proxyvote.com.

HOME LOAN SERVICING SOLUTIONS, LTD.

REVOCABLE PROXY

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints William C. Erbey, John P. Van Vlack, Michael J. McElroy, or any of them, as proxy, with full powers of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the ordinary shares of Home Loan Servicing Solutions, Ltd. (the “Company”) held of record by the undersigned on March 12, 2013, at the Annual Meeting of Shareholders to be held at the offices of Walkers Global located at 190 Elgin Avenue, George Town, Grand Cayman KY1-9005 on Monday, May 6, 2013, at 9:00 a.m., Eastern Standard Time and at any adjournment thereof.

Ordinary shares of the Company will be voted as specified. If you execute and return this proxy without specific voting instructions, this proxy will be voted FOR the election of each of the Board of Directors’ nominees to the Board of Directors and FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered certified public accounting firm and FOR an advisory vote to approve executive compensation and FOR three years on an advisory vote on the frequency of holding an advisory vote on executive compensation. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Home Loan Servicing Solutions, Ltd. to be held on May 6, 2013, or any adjournment thereof, a Proxy Statement for the Annual Meeting and the 2013 Annual Report to Shareholders of the Company prior to the signing of this proxy.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side